September 15, 2009

<<Investor Name>>

<<Address1>>

<<Address2>>

<<City, State, ZIP>>

Re: Distributions from Wells Real Estate Funds II, II-OW, and III Property Sales

Dear <<Investor>>:

As you are now aware, we have begun to liquidate and dissolve the Wells limited partnership(s) in which you hold an interest.  As an important initial step in this process, I am pleased to provide you with an estimate of your distribution of net proceeds from the sale of certain properties in which your Wells limited partnership(s) invested. In October, Wells plans to pay your distribution of $<< dollar amount of all funds>> from the properties sold. Note that this figure represents a gross amount, and any federal or state withholding rules will be applied to the final distribution. As indicated in our letter dated August 14, 2009, you must be a limited partner effective as of October 1, 2009 to be eligible for this distribution, which includes any transfers of unit ownership received at our office in good order by August 31, 2009.

I also have included any net sale proceeds (NSP) distribution instructions on file where applicable. In the event we do not have instructions on file, Wells will use the default instructions. Please note that if you wish to update your NSP distribution instructions, Wells will need to receive the completed paperwork no later than September 28, 2009.

<<Smart Paragraph A: only insert for Reliance Trust Company Accounts>>

<<Reliance Account

Our records indicate that Reliance Trust Company is your IRA custodian. With the completed sales of all of the partnership's real estate assets and the distribution of sale proceeds forthcoming, there is the potential for taxable implications. As with any tax matter, Wells highly recommends that you contact your tax advisor or financial representative in order to understand the tax and/or other implications related to this planned distribution. In order to change your existing NSP instructions, please send a signed letter to:

Wells Real Estate Funds

Attn: Client Services

P.O. Box 2828

Norcross, GA 30091-2828

If Reliance does not receive instructions specifying an alternative distribution method by September 28, 2009, they will place the distribution into the FDIC-Insured Money Market Deposit Account held by United Community Bank within the IRA so that it will be treated as a nontaxable event. In order to confirm the instructions that are on file for your Reliance IRA, please contact a Wells Client Services Specialist at 800-557-4830.>>

The estimated amount of net sale proceeds being distributed to you for each fund in which you are a limited partner is as follows:

Wells Fund Estimated Net Sale Proceeds Distribution

<<Wells Real Estate Fund II>> <<Amount>>

<<Wells Real Estate Fund II-OW>> <<Amount>>

<<Wells Real Estate Fund III, L.P.>> <<Amount>>

Wells will disburse your portion of the net sale proceeds as follows:

INSTRUCTIONS <Default/On File>

INSTRUCTION TYPE <Check/EFT/DIP>

RECIPIENT <Who>

ADDRESS <Only for Check>

FIXED AMOUNT/PERCENT <How $ is split for multiple instructions>

ELECTIVE WITHHOLDING PERCENT <If Any>

EXTERNAL ACCOUNT NUMBER <Third-Party Account Number>

<<Smart Paragraph B>>

<<Wells Real Estate Fund II

The net sale proceeds distribution for Fund II totals approximately $6,500,000, with proceeds coming from the sales of the Heritage Place - office portion; Louis Rose; and 2100 Space Park Drive properties.

The office portion at Heritage Place was sold on May 10, 2006, and $1,834,371 in net sale proceeds was allocated to the Fund based on its percentage ownership in the joint venture which sold the property. A portion of the proceeds, $1,206,127, was used to fund re-leasing costs at 2100 Space Park Drive and partnership operating expenses. The remaining $628,244 will be included in the upcoming net sale proceeds distribution.

The Louis Rose property was sold on April 20, 2009, and $1,870,540 in net sales proceeds was allocated to the Fund based on its percentage ownership in the joint venture which sold the property. These proceeds will be included in the upcoming net sale proceeds distribution.

The 2100 Space Park Drive property was sold on April 30, 2009, and $4,659,686 in net sale proceeds was allocated to the Fund based on its percentage ownership in the joint venture which sold the property. The upcoming net sale proceeds distribution will include $4,001,216 of these proceeds, with the remainder being reserved to fund the dissolution costs associated with closing the program.

As a reminder, the distribution of net sale proceeds is governed by Article IX of the Partnership Agreement (as amended). Article IX provides, among other things, that after payment of all Partnership debts and liabilities and the establishment of any reserves that the General Partners deem reasonably necessary, net sale proceeds will be distributed as follows:

  Net sale proceeds will be distributed first to limited partners holding Class B Units until they have received an amount equal to the net cash available for distribution previously received by limited partners holding Class A Units on a per-unit basis.
  Remaining net sale proceeds will be distributed to all limited partners on a per-unit basis until limited partners have received 100% of their respective net capital contributions, as defined in the partnership agreement, plus a cumulative 12% per annum return on their respective net capital contributions (less the sum of all prior distributions to such limited partners). >>

<<Wells Real Estate Fund II-OW

The net sale proceeds distribution for Fund II-OW totals approximately $350,000, with proceeds coming from the sales of the Heritage Place - office portion; Louis Rose; and 2100 Space Park Drive properties.

The office portion at Heritage Place was sold on May 10, 2006, and $102,715 in net sale proceeds was allocated to the Fund based on its percentage ownership in the joint venture which sold the property. A portion of the proceeds, $56,004, was used to fund re-leasing costs at 2100 Space Park Drive and partnership operating expenses. The remaining $46,711 will be included in the upcoming net sale proceeds distribution.

The Louis Rose property was sold on April 20, 2009, and $104,896 in net sales proceeds was allocated to the Fund based on its percentage ownership in the joint venture which sold the property. These proceeds will be included in the upcoming net sale proceeds distribution.

The 2100 Space Park Drive property was sold on April 30, 2009, and $261,305 in net sale proceeds was allocated to the Fund based on its percentage ownership in the joint venture which sold the property. The upcoming net sale proceeds distribution will include $198,393 of these proceeds, with the remainder being reserved to fund the dissolution costs associated with closing the program.

As a reminder, the distribution of net sale proceeds is governed by Article IX of the Partnership Agreement (as amended). Article IX provides, among other things, that after payment of all Partnership debts and liabilities, and the establishment of any reserves that the General Partners deem reasonably necessary, net sale proceeds will be distributed as follows:

  Net sale proceeds will be distributed first to limited partners holding Class B Units until they have received an amount equal to the net cash available for distribution previously received by limited partners holding Class A Units on a per-unit basis.
  Remaining net sale proceeds will be distributed to all limited partners on a per-unit basis until limited partners have received 100% of their respective net capital contributions, as defined in the partnership agreement, plus a cumulative 12% per annum return on their respective net capital contributions (less the sum of all prior distributions to such limited partners).>>

<<Wells Real Estate Fund III, L.P.

The net sale proceeds distribution for Fund III totals approximately $2,200,000, with proceeds coming from the sale of 2100 Space Park Drive.

The 2100 Space Park Drive property was sold on April 30, 2009, and $2,797,000 in net sale proceeds was allocated to the Fund based on its percentage ownership in the joint venture which sold the property. A portion of the proceeds, $158,945, was used to fund joint venture and partnership operating expenses. The upcoming net sale proceeds distribution will include $2,200,000 of these proceeds, with the remainder being reserved to fund the dissolution costs associated with closing the program.

Distribution of net sale proceeds is governed by Article IX of the Partnership Agreement. The section of Article IX that covers the calculation of this distribution is explained below.

  In the event the partnership sells any partnership property at a sale price which is less than the original purchase price, Class A limited partners shall receive an amount equal to the excess of the original purchase price over the sale price of such partnership property, but not in excess of depreciation, amortization, or cost recovery allocations previously made to Class B limited partners.
  Then, Class A and Class B limited partners will receive equal amounts, on a per-unit basis, until each limited partner has received aggregate distributions of net sale proceeds equal to the amount of each limited partner's original capital contribution.>>

Please note that in accordance with the terms of the partnership agreements, the General Partners will not receive any net sale proceeds from this distribution.

If you have any questions, please contact us at 800-557-4830. Our Client Services Specialists are available Monday through Thursday, 8:15 a.m. to 6:30 p.m., and Friday, 8:15 a.m. to

5:30 p.m. (ET). You also may send an e-mail to client.services@wellsref.com.

You will be receiving additional communication from us in the coming weeks regarding the dissolution of your Wells limited partnership(s), and as always, thank you for investing with Wells Real Estate Funds.

Sincerely,

Leo F. Wells III

General Partner

cc: Financial Representative

Disclosures

This material may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers of this material should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this letter. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

LPMPLTRI0906-0685-INV